UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2016
___________________________

GANNETT CO., INC.
(Exact name of registrant as specified in charter)
___________________________

Delaware	1-36874	47-2390983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia, 22107-0910
(Address of principal executive offices, including zip code)

(703) 854-6000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On April 8, 2016, Gannett Co., Inc. (“Gannett” or the “Company”) completed its previously announced acquisition of Journal Media Group, Inc. (“JMG”). Pursuant to the Agreement and Plan of Merger, dated as of October 7, 2015, by and among Gannett, Jupiter Merger Sub., Inc., a Wisconsin corporation and a wholly owned subsidiary of Gannett (“Merger Sub”), and JMG (the “Merger Agreement”), Merger Sub merged with and into JMG (the “Merger”), with JMG surviving the Merger as a wholly owned subsidiary of Gannett.

At the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of JMG, par value $0.01 per share (“JMG Common Stock”), other than JMG Common Stock held by Gannett, JMG or any of their respective subsidiaries, was converted into the right to receive $12.00 in cash, without interest (the “Merger Consideration”). Each JMG restricted share unit outstanding immediately prior to the Effective Time became vested, and, as a result, such restricted stock units became shares of JMG Common Stock that were converted into the right to receive the Merger Consideration.

The aggregate value of Merger Consideration was approximately $297 million, which the Company funded through a combination of cash on hand and borrowings under its revolving credit facility. No dissenters’ rights in connection with the Merger were available to holders of JMG Common Stock pursuant to the Wisconsin Business Corporation Law.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 8, 2015.

Item 7.01.  Regulation FD Disclosure

On April 8, 2016, Gannett and JMG issued a joint press release announcing the completion of the Merger, a copy of which is furnished with this report as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into any filing of the registrant under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1  Joint Press Release of Gannett Co., Inc. and Journal Media Group, Inc., dated April 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gannett Co., Inc.

Date: April 11, 2016	By:	/s/ Barbara W. Wall
Barbara W. Wall
Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release of Gannett Co., Inc. and Journal Media Group, Inc., dated April 8, 2016